PROMISSORY NOTE

$154,341.00

ZURICH, SWITZERLAND
December 5, 2008

FOR VALUABLE CONSIDERATION THE UNDERSIGNED, MANAS PETROLEUM CORPORATION (the **Borrower**), promises to pay to the order of PETER-MARK VOGEL (the **Lender**) the principal sum $154,341.00 (the **Principal Amount**). No interest shall accrue on the outstanding Principal Amount except as provided for herein. Payments of the Principal Amount shall be made as follows:

1. The Borrower agrees to repay the outstanding Principal Amount upon Manas Petroleum Corporation raising $1,000,000.00 in financing or 90 days after written demand for repayment by the Lender, which ever is first.

2. The Borrower may repay any or all of the Principal Amount at any time without notice, bonus or penalty.

3. In the event the Borrower fails to make a payment under this Note as such payment falls due, interest shall accrue on the outstanding Principal Amount at the rate of 12% per annum until paid in full (the **Interest**).

SIGNED at Zurich, Switzerland this 5th day of December, 2008.

/s/ Peter Mark Vogel

MANAS PETROLEUM CORPORATION
PER AUTHORIZED SIGNATORY

MANAS Petroleum Corp.